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                                                                    EXHIBIT 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this proxy statement/prospectus and in the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, of Antigenics, Inc., of our report dated February 8, 2000 (except for Note 19, as to which the date is March 24, 2000), relating to the financial statements of Aquila Biopharmaceuticals, Inc., which appears in this proxy statement/prospectus and registration statement. We also consent to the reference to us under the heading "Experts" in this proxy statement/prospectus and registration statement.

                                            /s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
September 18, 2000